EXHIBIT 1(c)

                               UTILITIES PORTFOLIO
                    (formerly called Total Return Portfolio)


                        AMENDMENT TO DECLARATION OF TRUST



     AMENDMENT, to be effective May 1, 1998 to the Declaration of Trust made May 1, 1992, as amended June 14, 1993, (hereinafter called the "Declaration") of Total Return Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office.


     WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


     NOW, THEREFORE, the undersigned Trustees, do hereby amend the Declaration as of May 1, 1998 in the following manner:


     1. The caption at the head of the Declaration is hereby amended to read as follows:

                               UTILITIES PORTFOLIO


     2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:


                                    ARTICLE I


     1.1. NAME. The name of the trust created hereby (the "Trust") shall be Utilities Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.
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     IN WITNESS WHEREOF,  the undersigned Trustees have executed this instrument this 27th day of April, 1998.


/s/ Donald R. Dwight                    /s/ Norton H. Reamer
---------------------------             -----------------------------
Donald R. Dwight                        Norton H. Reamer

/s/ M. Dozier Gardner                   /s/ John L. Thorndike
---------------------------             -----------------------------
M. Dozier Gardner                       John L. Thorndike

/s/ James B. Hawkes                     /s/ Jack L. Treynor
---------------------------             -----------------------------
James B. Hawkes                         Jack L. Treynor

/s/ Samuel L. Hayes, III
---------------------------
Samuel L. Hayes, III